Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2021 (except for the impact of the matter discussed in Note 1, Restatement of Previously Issued Financial Statements, as to which the date is May 18, 2021), in the Registration Statement (Form S-1) and related Prospectus of Digital Media Solutions, Inc. for the registration of 3,436,767 shares of its Class A Common Stock.

/s/ Ernst & Young LLP

Tampa, Florida
May 26, 2021